SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------
                                                Percent      Jurisdiction of
                                                   of         Incorporation
            Parent            Subsidiary       Ownership     or Organization
    ---------------------   -----------------  -----------  --------------------

    Community Financial      Community Bank      100%            Federal
      Corporation

    Community Bank           Community First     100%            Virginia
                              Mortgage